
                                                                    EXHIBIT 10.3

                                                           [ENGLISH TRANSLATION]

                                                                  Execution Copy

                              DATED AUGUST 25, 2006

                   BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD.
                                       AND
                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                             JOINT VENTURE CONTRACT

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                                    CONTENTS

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SECTION                                                                     PAGE
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
1.  DEFINITIONS..........................................................     3
2.  PARTIES TO THE CONTRACT..............................................     5
3.  ESTABLISHMENT OF THE JV COMPANY......................................     6
4.  PURPOSES AND SCOPE OF BUSINESS.......................................     7
5.  TOTAL INVESTMENT AND REGISTERED CAPITAL..............................     8
6.  TRANSFER AND INCREASE OF REGISTERED CAPITAL AND SUBSCRIPTION RIGHT...     8
7.  RESPONSIBILITIES OF THE PARTIES......................................    13
8.  BOARD OF DIRECTORS...................................................    14
9.  SUPERVISORS..........................................................    16
10. OPERATION AND MANAGEMENT ORGANIZATIONS...............................    17
11. LABOR MANAGEMENT.....................................................    18
12. FINANCIAL AFFAIRS AND ACCOUNTING.....................................    19
13. INSURANCE............................................................    21
14. CONFIDENTIALITY......................................................    21
15. JOINT VENTURE TERM...................................................    22
16. TERMINATION AND DISSOLUTION..........................................    23
17. FORCE MAJEURE........................................................    25
18. DISPUTES RESOLUTION..................................................    25
19. APPLICABLE LAW.......................................................    26
20. MISCELLANEOUS PROVISIONS.............................................    26


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This Joint Venture Contract (the "CONTRACT") is signed on August 25, 2006 in
Baoding, Hebei, People's Republic of China

BY AND BETWEEN

(1) BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD. ("PARTY A"), a company limited by shares duly established and validly existing under the laws of the People's Republic of China (the "PRC") and having its legal address at No. 28, Jing Xiu Street, Baoding, Hebei, and its mailing address at No. 2222, West Tian Wei Road, Baoding, Hebei; Tel: 0312-3308511; Fax: 0312-3230382; AND

(2) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED ("PARTY B"), a legal person duly established and validly existing under the laws of the Cayman Islands and having its legal address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies, and its mailing address at No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

(Party A and Party B are hereinafter collectively referred to as the "PARTIES" and individually, a "PARTY".)

WHEREAS

     (1) Baoding Tianwei Yingli New Energy Resources Co., Ltd. (the "COMPANY") is a limited liability company duly established and validly existing under the laws of the PRC and having its legal address at No. 3055, Middle Fuxing Road, Baoding, with the registered capital of RMB 100,000,000;

     (2) Baoding Yingli Group Co., Ltd. ("YINGLI GROUP") has entered into an Equity Purchase Agreement with Party B on the same date hereof (the "EPA"). According to the EPA, Yingli Group has agreed to sell to Party B, and Party B has agreed to purchase from Yingli Group, the 51% equity interest Yingli Group holds in the Company;

     (3) In connection with the sale and purchase of the equity interest pursuant to the EPA, the Parties agree to convert the Company into a Sino-foreign equity joint venture company (the "JV COMPANY").

NOW, THEREFORE

In consideration of the foregoing premises, in accordance with the Company Law of the People's Republic of China, the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture Enterprises and its implementing regulations and other relevant PRC laws and regulations, adhering to the principles of equality and mutual benefit and through friendly consultations, the Parties hereby agree as follows:

1.   DEFINITIONS


                                      -3-

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     Unless the provisions of this Contract provide otherwise, the following terms shall have the meanings set forth below:

     "AFFILIATE" means, in relation to either of the Parties, a company, individual or any other entity directly or indirectly controlling, controlled by, or under common control with, such a Party. For the purpose of this definition, "CONTROL", when used with respect to any entity, means the power to control, or cause others to control, the operation or management of such an entity, whether through the ownership of registered capital, by contract or otherwise, or the power to appoint the manager or majority of the members of the board of directors, management committee or equivalent decision making body of such an entity.

     "APPROVAL AUTHORITY" means the Ministry of Commerce of the PRC or its local counterpart in Hebei Province which is authorized by the Ministry of Commerce to examine and approve this Contract, the Articles of Association and any amendments or supplements hereto and thereto.

     "ARTICLES OF ASSOCIATION" means the articles of association of the JV Company entered into by the Parties together with this Contract on the date hereof.

     "BOARD" means the board of directors of the JV Company.

     "BUSINESS LICENCE" means the JV Company's business licence issued by the Registration Authority in connection with the conversion of the Company into the JV Company.

     "EXERCISE NOTICE" shall have the meaning provided in Section 6.3.1.

     "SWAPPED EQUITIES" shall have the meaning provided in Section 6.3.1.

     "CHINA" or "PRC" means the People's Republic of China.

     "DATE OF ESTABLISHMENT" shall have the meaning provided in Section 3.1.

     "JV COMPANY" means the Sino-foreign joint venture limited liability company converted from the Company by Party A and Party B pursuant to this Contract.

     "JOINT VENTURE TERM" means the term of the JV Company set forth in Section 14.1.

     "MANAGEMENT PERSONNEL" means the Chief Executive Officer, the Chief Financial Officer, the departmental managers and other personnel designated by the Board as Management Personnel.

     "QUALIFIED STOCK EXCHANGE" means (i) New York Stock Exchange; (ii) Shanghai Stock Exchange, and (iii) any other international recognized stock exchange or automated quotation system outside the PRC.

     "REGISTRATION AUTHORITY" means the State Administration for Industry and Commerce of the PRC or its authorized local counterpart in Hebei Province in charge of the registration of the JV Company.


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     "RENMINBI" or "RMB" means the official currency of the PRC.

     "U.S. DOLLARS" or "US$" means the official currency of the United States of America.

2.   PARTIES TO THE CONTRACT

5.1  THE PARTIES

     The Parties to this Contract are as follows:

     (a)  Party A

          Name: BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD.

          Country of registration: China

          Legal address: No. 28, Jing Xiu Street, Baoding, Hebei

          Mailing address: No. 2222, West Tian Wei Road, Baoding, Hebei, China

          Legal representative: Name: Ding Qiang

                                Title: Chairman

                                Nationality: Chinese

     (b)  Party B

          Name: YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

          Country of registration: Cayman Islands

          Legal address: Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies

          Mailing address: No. 3055, Middle Fu Xing Road, Baoding, Hebei, China

          Legal representative: Name: Miao Lian Sheng

                                Title: Director

                                Nationality: Chinese

5.2  REPRESENTATIONS AND WARRANTIES

2.2.1 Party A hereby represents and warrants that:

     (a) it is a company limited by shares duly established and validly existing under the laws of the PRC in good standing and has the full powers and authority to conduct the business within the scope of its business licence;


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

     (b) it has the authority to enter into and perform this Contract and the transaction contemplated by this Contract;

     (c) it has taken the requisite corporate actions to authorize the signing of this Contract and, the authorization and performance of this Contract and the transaction contemplated hereby do not and will not require any other company procedures of Party A unless otherwise provided in relevant laws, regulations and administrative rules of the PRC or the rules of Qualified Stock Exchanges. Upon approval by the Approval Authority, its obligations hereunder shall become valid and binding, and Party B shall have the right to require it to perform this Contract according to the terms hereof; and

     (d) the execution and performance of this Contract will not violate its articles of association, any of its outstanding commitments or obligations, contractual or otherwise, or any of the currently effective laws, regulations, decrees or policies of the PRC.

2.2.2 Party B hereby represents and warrants that:

     (a) it is a company duly established and validly existing under the laws of the Cayman Islands;

     (b) it has the authority to enter into and perform this Contract and the transaction contemplated by this Contract; and

     (c) it has taken the requisite corporate actions to authorize the signing of this Contract and, the authorization and performance of this Contract and the transaction contemplated hereby does not and will not require any other company procedures of Party B unless otherwise provided in relevant laws and regulations of the Cayman Islands or the Qualified Stock Exchanges. Upon approval by the Approval Authority, its obligations hereunder shall be valid and binding, and Party A shall have the right to require it to perform this Contract according to the terms hereof; and

     (d) the execution and performance of this Contract will not violate its articles of association, any of its outstanding commitments or obligations, contractual or otherwise, or any of the currently effective laws, regulations, decrees or policies of the Cayman Islands.

2.2.3 Each Party shall indemnify the other Party and the JV Company against any and all losses that arise from any representations or warranties made by such Party in this Section that are proven to be untrue, incomplete, misleading or inaccurate in any material respect.

3.   ESTABLISHMENT OF THE JV COMPANY

5.1  ESTABLISHMENT

3.1.1 The issuance date of the Business Licence shall be the date of establishment of the JV Company ("DATE OF ESTABLISHMENT").


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5.2  NAME, ADDRESS AND BRANCHES

3.2.1 The name of the JV Company shall be Baoding Tianwei Yingli New Energy Resources Co., Ltd. in English and (Chinese Characters) in Chinese.

3.2.2 The legal address of the JV Company shall be No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

3.2.3 The JV Company may, in accordance with its needs and upon approval by the Board and the Approval Authority, establish subsidiaries, branch offices or representative offices inside or outside the PRC.

5.3  LIMITED LIABILITY COMPANY

     The organizational form of the JV Company shall be a limited liability company. Unless otherwise agreed in writing, once a Party has paid in full its contribution to the registered capital of the JV Company, it shall not be required to provide any further funds to the JV Company, or on behalf of the JV Company to any third party, by way of contribution, loan, advance, guarantee or otherwise. If the Parties have fully paid in their subscribed capital contribution to the JV Company, creditors of the JV Company shall have recourse only to the assets of the JV Company and shall not seek repayment from either of the Parties.

5.4  LAWS AND DECREES

     The JV Company shall be a legal person established under the laws of the PRC. The activities of the JV Company shall be governed and protected by the relevant published laws and regulations of the PRC.

4.   PURPOSES AND SCOPE OF BUSINESS

5.1  PURPOSES OF BUSINESS

     The business purposes of the JV Company are as follows:

     (a) The objective of the Parties in converting the Company into the JV Company is to improve the efficiency of production and operation of the Company and to actively participate in the development of the PRC new energy resource industry to a greater extent;

     (b) The Parties also desire that the JV Company improve the competitive position of its products on the domestic and international markets by improving product quality, continuously developing products that satisfy the needs of the JV Company's customers and improving economic efficiency and thereby maximize economic returns to the Parties.

5.2  SCOPE OF BUSINESS

     The business scope of the JV Company is as follows:


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     Development, production and sale of silicon solar cells and related products or accessories; exportation of self-produced products and technologies; importation of raw materials, instrument, mechanical equipment, components and accessories and technologies that are necessary for the JV Company's operation (except goods that the state designates specific companies to deal with or prohibits import or export); processing with imported materials, processing and assembly with supplied materials and parts, and compensation trade; design, installation and construction of solar energy photovoltaic electricity plants. (Operation of any business within the business scope that the law or administrative regulations require relevant approvals shall not start before such approvals are obtained in accordance with the law.)

5.   TOTAL INVESTMENT AND REGISTERED CAPITAL

5.1  TOTAL INVESTMENT

     The amount of the total investment of the JV Company is three hundred million Renminbi (RMB300,000,000).

5.2  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is one hundred million Renminbi (RMB100,000,000).

5.3  CONTRIBUTIONS TO REGISTERED CAPITAL

     The registered capital of the JV Company has been fully paid up. Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (a) Party A subscribed for forty-nine million Renminbi (RMB49,000,000), corresponding to 49% of the equity interest in the JV Company.

     (b) Party B subscribed for fifty-one million Renminbi (RMB51,000,000) in equivalent U.S. Dollars, corresponding to 51% of the equity interest in the JV Company.

     As agreed upon by both Parties, if Party B fails to complete its initial pubic offering and list its shares on a Qualified Stock Exchange, the Parties shall re-negotiate the percentages of equity interest they hold in the JV Company.

6.   TRANSFER AND INCREASE OF REGISTERED CAPITAL AND SUBSCRIPTION RIGHT

5.1  TRANSFER OF REGISTERED CAPITAL

6.1.1

     (a) If either Party (the "TRANSFERRING PARTY") desires to transfer all or part of its registered capital in the JV Company to any third party, the Transferring Party shall give the Board and the other Party (the "NON-TRANSFERRING PARTIES") a written notice (the "TRANSFER NOTICE") of its intent to do so;


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     (b)  The Transfer Notice shall:

          (i) specify the percentage of the registered capital of the JV Company that the Transferring Party intends to transfer (the "OFFERED SHARE PERCENTAGE"); and

          (ii) specify the price at which the Transferring Party intends to transfer the Offered Share Percentage (the "OFFERED SHARE PERCENTAGE PRICE"), the third party who desires to purchase the Offered Share Percentage (the "PROPOSED TRANSFEREE"), the method of payment, the terms and conditions of the payment, and other principal terms.

     (c) The Non-Transferring Party shall have a pre-emptive right to purchase the Offered Share Percentage. The Non-Transferring Party shall inform the Transferring Party in writing within thirty (30) days of receipt of the Transfer Notice whether it desires to purchase the Offered Share Percentage. If the Non-Transferring Party accepts the proposed sale offer of the Offered Share Percentage (the "OFFER"), such Non-Transferring Party shall purchase all of the Offered Share Percentage.

     (d) If the Non-Transferring Party accepts the Offer in writing ("WRITTEN ACCEPTANCE") within the thirty (30) day period in sub-paragraph (c) above, the Parties shall use their best endeavors to procure the approval of the Approval Authority for the transfer of the Offered Share Percentage to the Non-Transferring Party and shall use their respective best endeavors to effect such transfer.

     (e) If the Transferring Party has not received any written acceptance of the Offer from the Non-Transferring Party by the end of the thirty
          (30) day period in sub-paragraph (c) above, the Non-Transferring Party shall be deemed to have given its consent to the transfer of the Offered Share Percentage by the Transferring Party to the Proposed Transferee and the Transferring Party may transfer the Offered Share Percentage to the Proposed Transferee within sixty (60) days after the expiration date of the thirty (30) day period in sub-paragraph (c) above.

     (f) If the Non-Transferring Party is deemed to have consented to the transfer by the Transferring Party to the Proposed Transferee pursuant to Section 6.1.1 (e), the Non-Transferring Party shall:

          (i) sign a statement consenting to the transfer and waiving its pre-emptive right of purchase;

          (ii) procure each of the directors it appoints to the Board to vote in favour of the board resolutions proposing the transfer, the amendments of the Articles of Association and the relevant ancillary agreements;

     (g) Any transfer by the Transferring Party to the Proposed Transferee pursuant to Section 6.1.1 (e) shall not be at a price lower than, or on terms more favourable than, those offered in the Transfer Notice.


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

     (h)  Details of any purchase/transfer made in accordance with Section 6.1.1
          (e) (and any amendment to this Contract (if any) required as a result thereof) shall be submitted by the JV Company to the Approval Authority for examination and approval. The Parties agree to use their respective best endeavors to procure the relevant approvals as soon as practicable. Upon receipt of the approval of the Approval Authority, the Parties shall procure the JV Company to register the change in ownership of the registered capital with the Registration Authority and issue new investment certificates to the Parties to reflect the adjusted shareholdings, upon cancellation of the existing investment certificates.

6.1.2 The Parties agree that the Transferring Party may transfer all or part of its shares in the registered capital of the JV Company to any of its Affiliates, and the Non-Transferring Party shall consent to such transfers. In such an event, the Transferring Party shall notify the Non-Transferring Party in written form of the proposed transfer. The Non-Transferring Party shall take all actions as may be necessary to effect such a transfer, including but not limited to signing the letters or contracts consenting to such a transfer and waiving any pre-emptive right of purchase as required by the Transferring Party, and shall procure that all of the directors it appoints to the Board vote affirmatively in favour of a Board resolution approving such a transfer.

     Notwithstanding the above, neither Party may implement any transfer pursuant to this Section 6.1.2 before the completion of Party B's initial pubic offering and listing of Party B's shares on a Qualified Stock Exchange, unless otherwise agreed upon by the other Party in writing.

6.1.3 Neither Party shall mortgage, pledge, charge or otherwise encumber all or part of its shares in the registered capital of the JV Company without the prior written consent of the other Party.

5.2  INCREASE OF REGISTERED CAPITAL

6.2.1 During the term of the JV Company, upon approval by the Board and the Approval Authority, the registered capital of the JV Company may be increased or decreased in accordance with the capital requirements of the JV Company's business scale. Any increase or decrease of the registered capital of the JV Company shall be resolved unanimously by all the directors present at a meeting of the Board.

6.2.2 As further agreed upon by both Parties, if Party B subscribes for additional capital of the JV Company with proceeds from private placements prior to Party B's initial public offering or with proceeds from Party B's public offerings, both Parties shall cause all the directors they appoint to the Board to vote in favour of the relevant Board resolutions proposing the increase of the registered capital, sign all the necessary legal documents (including but not limited to any amendments to the joint venture contracts and the Articles of Association concerning the increase of the registered capital) and take all necessary actions (including but not limited to procure the JV Company to carry out the approval and registration procedures concerning the increase of the registered capital).


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     Under the above circumstances, the Board shall have the JV Company valued by an independent asset valuer in accordance with the internationally accepted valuation method and the relevant laws and regulations of the PRC. Both Parties agree that the percentage of the equity interest held by Party B in the JV Company following the capital increase shall be calculated according to the following formula:

     Percentage of Party B's equity interest in the JV Company immediately after the capital increase = Percentage of Party B's equity interest in the JV Company immediately before the capital increase + Amount of Party B's contribution x (1 - Percentage of Party B's equity interest in the JV Company immediately before the capital increase) / Fair market value of the JV Company.

     The Parties hereby confirm that, upon the completion of the private placements by Party B, the "fair market value of the JV Company" in the above formula shall be the expected total value of the JV Company immediately following Party B's contribution to the increased registered capital of the JV Company with the proceeds of private placements; and upon the completion of the public offerings by Party B, the "fair market value of the JV Company" in the above formula shall be the expected total value of the JV Company immediately following Party B's contribution to the increased registered capital of the JV Company with the proceeds of public offerings.

     For the avoidance of doubt, the Parties hereby further confirm that the dilution of Party A's equity interest in the JV Company as a result of Party B's contribution to the increased registered capital in accordance with the above formula shall be proportional to the dilution of the equity interest in the JV Company held by Party B before the registered capital increase. Party B agrees to timely communicate with Party A and jointly implement the private placements prior to its initial public offering.

6.2.3 Unless otherwise agreed upon in writing, both Parties shall have the right to subscribe for the increased registered capital of the JV Company (the "INCREASED REGISTERED CAPITAL") in proportion to their respective equity interests in the JV Company as of the date of the Board resolution. Each Party shall pay up its contribution to the Increased Registered Capital within thirty (30) days upon the issuance of the approval by the Approval Authority.

     If either Party (the "WAIVING PARTY ") (i) waives its right to subscribe for all or part of the Increased Registered Capital it is entitled to by written notice to the Board, or (ii) fails to duly contribute its proportion of any part of the Increased Registered Capital within thirty
     (30) days upon the approval by the Approval Authority, the other party (the "SOLE CONTRIBUTING PARTY") shall have the right (but not the obligation) to fully subscribe for all or part of the Increased Registered Capital waived or failed to be contributed by the Waiving Party. Under such circumstances, the Board shall have the JV Company valued by an independent asset valuer, in accordance with internationally accepted valuation method and the relevant laws and regulations of the PRC. Both parties agree that the percentage of the equity interest held by the Sole Contributing Party in the JV Company following the capital increase shall be calculated according to the following formula:


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     Percentage of the Sole Contributing Party's equity interest in the JV
     Company immediately after the capital increase = Percentage of the Sole Contributing Party's equity interest in the JV Company immediately before the capital increase +Amount of capital contribution made by the Sole Contributing Party x (1 - Percentage of the Sole Contributing Party's equity interest in the JV Company immediately before the capital increase) / Fair market value of the JV Company

     The Parties hereby confirm that the "fair market value of the JV Company" in the above formula shall be the expected total value of the JV Company immediately after the Sole Contributing Party's contribution to the increased registered capital of the JV Company.

     Both Parties undertake to sign all necessary legal documents (including but not limited to the amendments to the joint venture contracts and the Articles of Association concerning the registered capital increase) and take all necessary actions to complete the increase of the registered capital under Section 6.2.3 (including but not limited to procure the JV Company to carry out the approval and registration procedures concerning the registered capital increase)

5.3  SUBSCRIPTION RIGHT

6.3.1 Both Parties agree that, subject to the conditions that (i) Party A or its Affiliate (the same applies below) obtains all necessary approvals from the Chinese government, and (ii) Party B completes its initial public offering and its shares are listed on a Qualified Stock Exchange, Party A shall have the right to sell to Party B all the equity interest then held by Party A in the JV Company (the "SWAPPED EQUITY") as consideration for, and in exchange of, Party B's shares (the "SUBSCRIPTION RIGHT").

6.3.2 Subject to the provision of this Section 6.3, relevant PRC laws, laws of the jurisdiction where Party B is located, laws of the jurisdiction where Party B's shares are listed, laws of the jurisdiction where the Qualified Stock Exchange is located and the rules of such Qualified Stock Exchange, Party A may, within one month of the first date on which all of the conditions provided in Section 6.3.1 are satisfied, send to Party B a written notice (the "EXERCISE NOTICE") requesting sale of the Swapped Equity as consideration for, and in exchange of, Party B's shares. The Exercise Notice issued by Party B shall be accompanied by copies of all necessary approvals of the Chinese government for Party A to exercise the Subscription Right that have been obtained, legal opinions of Party A's PRC counsel confirming that all necessary approvals of the Chinese government for Party A to exercise the Subscription Right have been obtained, and all other necessary documents.

6.3.3 Party A shall have the Swapped Equity held by Party A valued by an asset valuer reasonably accepted by Party B in accordance with the internationally accepted valuation methods and relevant laws and regulations of the PRC. The asset valuation result shall be acknowledged by both Parties and undergo the procedures required by the laws of the PRC (if any). Party A shall consult with Party B to determine the value of the Swapped Equity on the basis of the asset valuation result.


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6.3.4 Concurrent with transfer of Swapped Equity by Party A to Party B in accordance with the Exercise Notice, Party B shall issue to Party A new common shares of Party B according to the following formula. The number of new common shares to be issued to Party A by Party B shall be:

     Number of shares to be issued to Party A by Party B = the total number of shares of Party B at the time x (Percentage of the Swapped Equity in the JV Company / Percentage of the equity interest held by Party B in the JV Company)

     For the avoidance of doubt, the Parties hereby further confirm that the percentage of equity interest held indirectly by Party A in the JV Company through Party B after Party A exercises the Subscription Right in accordance with this Section 6.3 is equal to the percentage of equity interest held directly by Party A in the JV Company immediately before the exercise of the Subscription Right.

6.3.5 After Party A issues the Exercise Notice, both Parties shall sign all the necessary documents (including but not limited to an equity purchase agreement between both Parties regarding the equity interest of the JV Company and a share subscription agreement between both Parties regarding issuance of new common shares), take all necessary actions and procure all necessary approvals from, consents of, registrations and filings with governmental and regulatory authorities, to make Party A the legal and beneficial owner of the shares issued by Party B and to make Party B the legal and beneficial owner of the Swapped Equity. Both Parties agree that exercise of the Subscription Right shall be governed by the equity purchase agreement and share subscription agreement to be signed by the Parties at the time, but the share subscription agreement shall be consistent with the principles set forth in Section 6.3 hereof.

6.3.6 Upon execution of the agreements provided in Section 6.3.5 above, Party A shall work in cooperation with Party B to take all necessary procedures required by the laws of the PRC, including procedures for the conversion of the JV Company into a wholly foreign owned enterprise.

6.3.7 Both Parties agree that if Party A fails to exercise the Subscription Right within three hundred (300) days from the date of the completion of Party B's initial public offering and listing of its shares on a Qualified Stock Exchange, Party A may request Party B to purchase all equity interest held by Party A in the JV Company at the time. Party B will undertake to use its best efforts to assist Party A in completing the transfer of such equity interest held by Party A in the JV Company. The specific manner and price of the transfer shall be negotiated by both Parties based on the fair market value and in accordance with applicable laws and regulations of the PRC.

7.   RESPONSIBILITIES OF THE PARTIES

5.1  RESPONSIBILITIES OF PARTY A AND PARTY B

7.1.1 In addition to its other obligations under this Contract, Party A shall:


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     (a)  assist the JV Company in obtaining the approvals, permits and licences necessary for the establishment and operation of the JV Company;

     (b) assist the JV Company in procuring Renminbi by way of loans or otherwise as and when requested by the Board;

     (c) assist the JV Company with the procedures for the import of necessary machinery and equipment, materials and supplies, and arrange the inland transportation thereof;

     (d) assist the JV Company in exploring the domestic market and procuring information to promote sales of the products of the JV Company in the domestic market;

     (e) assist the employees of the JV Company recruited outside China in obtaining entry visas and work permits and assist the personnel of the JV Company travelling abroad for training to go through the necessary procedures in China; and

     (f) assist the JV Company in opening Renminbi and foreign exchange bank accounts in China.

7.1.2 In addition to its other obligations under this Contract, Party B shall:

     (a) assist the JV Company in obtaining the approvals, permits and licences necessary for the establishment and operation of the JV Company; and

     (b) assist the JV Company in exploring the international market and procuring information to promote sales of the products of the JV Company in the international market.

8.   BOARD OF DIRECTORS

5.1  DIRECTORS AND CHAIRMAN

8.1.1 The Board shall consist of seven (7) directors, three (3) of whom shall be appointed by Party A, and four (4) of which shall be appointed by Party B. Each Party shall promptly notify the Board if it replaces its appointee(s) to the Board. During the term of this Contract, if the capital contribution percentages of the Parties change, the Parties shall amend this Contract accordingly, including, without limitation, making appropriate changes to the composition of the Board and the number of directors to be appointed by each Party as agreed upon by the Parties at that time.

8.1.2 Each director shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed by the Party that originally appointed her or him. A director may be removed by her or his appointing Party. The term of appointment of the members of the initial Board shall commence on the issuance date of the Business Licence. If a seat on the Board is vacated due to retirement, resignation, illness, disability or death of a director or his removal by the Party that originally appointed her or him, the Party that originally appointed her or him shall appoint a successor to serve the term of such director.


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     All the directors of the JV Company shall act in accordance with the resolutions of the Board, and shall not engage in any action to jeopardize the interest of the JV Company.

8.1.3 A director appointed by Party A shall serve as the chairman of the Board and a director appointed by Party B shall serve as the vice chairman of the Board. The chairman shall be the legal representative of the JV Company.

5.2  POWERS OF THE BOARD

     The Board shall be the highest authority of the JV Company, deciding all important matters of the JV Company.

5.3  MEETINGS OF THE BOARD

8.3.1 Each director shall have one vote and the chairman of the Board shall have no casting vote. Meetings can be convened by directors through telephone or video, so long as the attendance of directors satisfies the quorum requirements and each director could be clearly heard during the meeting.

8.3.2 Each Board meeting requires a quorum of two-thirds (2/3) or more of all the directors of the JV Company attending the meeting in person (including attending via telephone or videoconference) or by proxy. Resolutions adopted at any Board meeting where the quorum is not satisfied are invalid. If the quorum is not satisfied at a duly convened Board meeting, the director presiding over the meeting shall postpone the meeting to a working day within seven (7) working days from the originally scheduled meeting date, and notify in writing all the directors of the postponement. If any director fails to attend or appoint a proxy to attend the postponed Board meeting, such director shall be deemed to be present at the meeting (but deemed to have waived his or her voting rights) and shall be included in calculating the quorum.

8.3.3 The Board shall convene at least one (1) meeting every quarter. The Board meetings shall be convened and presided over by the chairman of the Board or, in his absence, by the vice chairman or, in the absence of the vice chairman, by a director elected by half or more of the directors. A prior written notice of no less than five (5) days (which shall include notification as to time, place and the agenda of the meeting) shall be sent by telex, fax or registered mail to each director. Minutes of each Board meeting shall be sent to all the members of the Board and shall be signed by all the directors who have attended such a meeting

8.3.4 If a director is unable to attend a Board meeting, she or he shall appoint another person in writing to attend and vote at the meeting as her/his proxy.

8.3.5 Upon the written request of no less than one third (1/3) of all the directors of the JV Company, specifying the matters to be discussed, the chairman or, in his absence, the vice chairman or a director authorized by the chairman, shall convene an interim Board meeting at a convenient time and location. Such interim Board meeting shall be convened by no less than five (5) days' prior written notice (which shall include notification as to time, place and


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     the agenda of the meeting) sent by fax or registered mail to each director.

8.3.6 The minutes of the Board meetings and the resolutions adopted by the Board shall be recorded in the minute-book of the Board meetings of the JV Company which shall be kept at the JV Company's legal address.

8.3.7 Resolutions in respect of the following matters shall only be adopted by a duly convened Board meeting, upon the unanimous affirmative vote of each and every director voting in person or by proxy at such meeting:

     (a)  amendment to the Articles of Association;

     (b)  merger with another entity or division of the JV Company;

     (c) without prejudice to the power of either of the Parties to dissolve the JV Company in accordance with Section 16, termination or dissolution of the JV Company; and

     (d) increase, reduction or transfer of the registered capital of the JV Company.

8.3.8 Matters other than those referred to in Section 8.3.7 shall be adopted by the affirmative votes of a simple majority of the directors present at a duly convened Board meeting in person or by proxy.

8.3.9 Notwithstanding any other provisions of this Contract, a written resolution may be adopted by the Board in lieu of a Board meeting provided that such resolution to be adopted is delivered to all the directors of the JV Company and affirmatively signed and adopted by each of them.

8.3.10 Directors shall serve without any remuneration for the performance of their duties, except that directors shall be reimbursed by the JV Company for their expenses incurred in attending Board meetings (including but not limited to costs relating to travel, food and lodging).

9.   SUPERVISORS

5.1 The Company shall have two (2) Supervisors. Each Party shall appoint one supervisor. The directors and the management personnel shall not be appointed as Supervisors.

5.2 Each supervisor shall be appointed for a term of three (3) years and may serve consecutive terms upon reappointment.

5.3  Powers of the Supervisors include:

9.3.1 inspecting financial affairs of the Company;

9.3.2 supervising acts of directors and senior management personnel in the performance of their duties to the Company, and proposing to remove directors and senior management personnel who have violated laws, regulations, the Articles of Association or resolutions of the Board;


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9.3.3 demanding directors and senior management personnel to correct any acts that harm the interests of the Company;

9.3.4 proposing to convene an interim Board meeting; and

9.3.5 other powers provided in the Articles of Association.

5.4 The supervisors may attend Board meetings and make inquiries and suggestions concerning matters being resolved by the Board.

10.  OPERATION AND MANAGEMENT ORGANIZATIONS

5.1  OPERATION AND MANAGEMENT ORGANIZATIONS

10.1.1 The JV Company shall have one (1) Chief Executive Officer who shall have overall responsibility for the daily operation and management of the JV Company. The Chief Executive Officer shall be nominated by Party B and appointed by the Board and shall report to and be under the supervision of the Board. The term of office of the Chief Executive Officer shall be three
     (3) years, and if re-nominated by Party B and re-appointed by the Board, the Chief Executive Officer may serve consecutive terms.

10.1.2 The JV Company shall also have one (1) Chief Financial Officer and several departmental managers. The Chief Financial Officer shall be nominated by the Chief Executive Officer and appointed by the Board. The departmental managers shall be appointed by the Chief Executive Officer.

10.1.3 The Chief Financial Officer shall be responsible for the financial matters of the JV Company and shall report to the Chief Executive Officer. The departmental managers shall be responsible for the operation of their respective departments, handle the matters delegated by the Chief Executive Officer, and shall report to the Chief Executive Officer from time to time.

10.1.4 A director of the JV Company may concurrently serve the office of the Chief Executive Officer or hold another senior management position of the JV Company.

5.2  RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER

10.2.1 The Chief Executive Officer of the JV Company shall have the following responsibilities:

     (a) to take charge of the operation and management of the JV Company and report to the Board;

     (b) to organize the implementation of the JV Company's plans and the resolutions of the Board;

     (c) to prepare proposals for the establishment of the internal management organizations of the JV Company;


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     (d)  to formulate the rules and regulations for the operation and management of the JV Company;

     (e) to propose to the Board for the appointment or dismissal of the Chief Financial Officer;

     (f) to appoint or dismiss the Management Personnel other than those who should be appointed or dismissed by the Board;

     (g) to determine the wages, welfare and benefits and rewards and disciplines of the working personnel and decide on their employment and dismissal; and

     (h) other duties and powers conferred upon him by the PRC laws and regulations, the Articles of Association and the Board.

10.2.2 The Chief Executive Officer shall submit to the Board for discussion and approval of:

     (a)  the annual management report and accounts of the JV Company;

     (b)  the annual budget and long term plans of the JV Company; and

     (c)  other matters as may be required by the Board.

11.  LABOR MANAGEMENT

5.1  PRINCIPLES

     Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the employees of the JV Company shall be handled in accordance with relevant PRC laws and regulations.

5.2  EMPLOYEES

11.2.1 The JV Company shall hire employees based upon the qualities of the candidates and in accordance with the demands of its operation and development. If the JV Company hires new employees through examinations or tests, only those candidates who make superior achievements in the examinations or tests will be hired. New employees hired by the JV Company shall undergo a probation period not exceeding six (6) months. During the probation period, the JV Company may terminate, at any time, the labor contracts with any employees who do not satisfy the relevant requirements, and do not need to pay any economic compensation to such employees upon such termination.

11.2.2 The Chief Executive Officer shall determine the number of employees based on the operational need of the JV Company.

5.3  DISCIPLINE

11.3.1 The Chief Executive Officer shall have the right to take disciplinary actions, including giving a warning to, recording a demerit against, and reducing the wages of, those employees who violate the rules, regulations and labor discipline of the JV Company. Where a case is


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     serious, the Chief Executive Officer may dismiss such an employee. The
     Chief Executive Officer shall also have the right to dismiss those of the employees who are found incompetent or unsuitable for their jobs.

11.3.2 Dismissal of employees by the JV Company shall be carried out in accordance with the provisions of the labor contracts, the rules and regulations of the JV Company and relevant PRC laws and regulations.

5.4  ANNUAL REVIEW

     The annual adjustment of salaries and other related matters of the JV Company's employees shall be decided by the Board and executed by the Chief Executive Officer.

5.5  TRADE UNION

11.5.1 The employees of the JV Company shall have the right to establish a trade union and to participate in the activities of the trade union in accordance with the Trade Union Law of the People's Republic of China. The trade union of the JV Company shall represent the interests of the JV Company's employees.

11.5.2 The trade union shall operate in accordance with the laws of the PRC and support the operation of the JV Company. The trade union activities shall be held during hours other than the working time of the JV Company; otherwise, approvals of the Chief Executive Officer shall be obtained before conducting such activities.

12.  FINANCIAL AFFAIRS AND ACCOUNTING

5.1  ACCOUNTING SYSTEM

12.1.1 The JV Company shall adopt the internationally accepted accrual basis and debit and credit accounting system in the preparation of its accounts.

12.1.2 The JV Company shall establish accounting systems and procedures in accordance with the applicable PRC accounting principles. The JV Company shall also ensure that it prepares and produces accounts in accordance with the generally accepted accounting principles as applied by Party B in its own accounts (including but not limited to the US GAAP) so as to satisfy Party B's reporting and management requirements.

12.1.3 The JV Company shall adopt Renminbi as its standard book-keeping base currency, but may also use U.S. dollar or other foreign currencies as supplementary book-keeping currencies.

12.1.4 Routine accounting records, vouchers, books and statements of the JV Company shall be made and kept in Chinese. At Party B's request, English versions shall be provided.

5.2  ACCOUNTING YEAR

     The accounting year of the JV Company shall begin on January 1 of each calendar year and end on December 31 of the same year. The first accounting period of the JV Company shall


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     commence on the issuance date of the Business Licence and end on December
     31 of the same calendar year.

5.3  ACCOUNTING REPORTS

     The Chief Executive Officer shall procure the preparation of an annual balance sheet, an annual profit and loss account and an annual statement of cash flow of the JV Company during the first three (3) months of each accounting year, for the immediately preceding accounting year. The Chief Executive Officer shall submit the balance sheet and the annual profit and loss account to the Board for approval after the same have been examined and audited by the auditors appointed by the Board.

5.4  AUDITING

12.4.1 The Board shall appoint a joint venture accounting firm registered in China (whose foreign party is an internationally reputable independent accounting firm) as the independent auditors of the JV Company. Such firm will perform the annual examination and audit of the financial statements of the JV Company, produce the relevant certificates and reports and assist in the production and counter-signing of the annual accounting statements and other documents, certificates or statements required by the PRC laws to be examined and certified by an accountant registered in China. The cost of employing the auditors shall be borne by the JV Company.

12.4.2 Each Party shall have the right to inspect the books of accounts and other financial records of the JV Company at any time during normal business hours and to take such copies thereof as it may require. Any such inspection shall be carried out at the cost of the Party requiring the same and without unnecessary disturbance to the business of the JV Company.

12.4.3 Each Party shall have the right to appoint accountants registered inside or outside China to undertake financial audit or examination of the JV Company's financial statements at any time, and the other Party and the JV Company shall co-operate with such accountants. All expenses of such financial audit or examination shall be borne by the appointing Party.

5.5  BANK ACCOUNTS AND FOREIGN EXCHANGE

     The JV Company shall open Renminbi bank accounts and foreign exchange accounts in currencies used by the JV Company. The JV Company's foreign exchange transactions shall be handled in accordance with the regulations of the PRC relating to foreign exchange control.

5.6  BALANCING FOREIGN EXCHANGE

     The Parties agree that the JV Company shall balance its foreign exchange income and expenditure by itself, using means permissible under the PRC laws.

5.7  PROFIT DISTRIBUTION

12.7.1 The JV Company shall, after accumulated losses of previous years have been fully made up and after payment of taxes in accordance with the relevant laws and regulations of the PRC,


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     allocate a percentage of its annual after tax profits for contribution towards the reserve fund, enterprise development fund and employee bonus and welfare fund for staff and workers.

12.7.2 In any particular accounting year, the percentages of the JV Company's annual after tax profits to be contributed to the above mentioned funds shall be decided by the Board.

12.7.3 Unless otherwise determined by the Board, after paying taxes in accordance with the laws and regulations and making contributions to the above mentioned funds, the remaining profits of the JV Company shall be distributed in proportion to the Parties' respective actual contributions to the registered capital of the JV Company.

     The risks and losses of each Party associated with the JV Company shall be limited to the Contribution Percentage of each Party in the registered capital of the JV Company.

12.7.4 The JV Company shall not distribute profits unless the accumulated losses of previous accounting year(s) have been fully made up. Remaining undistributed profits from previous years can be distributed together with those of the current year.

12.7.5 All payments under this Section shall, at the request of the receiving Party, be remitted electronically or by telegraphic transfer to a bank account designated in advance by the receiving Party.

13.  INSURANCE

5.1 The JV Company shall purchase all necessary insurance services at its own cost and expense during the term of the JV Company.

5.2 The types, amounts and currencies of insurance coverage shall be determined by the Chief Executive Officer of the JV Company.

5.3 All items of insurance of the JV Company shall be taken out with an insurance company registered in China or, to the extent permitted under the PRC law, overseas.

14.  CONFIDENTIALITY

5.1 During the term of this Contract and for a period of five (5) years from the date of termination or expiration of this Contract for any reason whatsoever, the Receiving Party of any Confidential Information shall:

     (a)  keep the Confidential Information confidential;

     (b) not disclose the Confidential Information to any person without the prior written consent of the Disclosing Party; and

     (c) not use the Confidential Information for any purpose other than for the performance of its obligations under this Contract.

5.2 The obligations contained in Section 5.1 shall not apply to any Confidential Information which:


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     (a)  at the date of this Contract, is in, or at any time after the date of this Contract, comes into, the public domain other than through breach of this Contract by the Receiving Party;

     (b) can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

     (c) after the date of this Contract, comes lawfully into the possession of the Receiving Party from a third party.

5.3 For the purposes of this Section, "CONFIDENTIAL INFORMATION" means any information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one Party (the "DISCLOSING PARTY") to the other Party (the "RECEIVING PARTY") whether before or after the date of this Contract, including but not limited to any information relating to the Disclosing Party's operations, plans or intentions, know-how (including management know-how), trade secrets, market opportunities and business affairs.

5.4 The provisions of this Section shall survive the termination of this Contract and the dissolution or liquidation of the JV Company for a period of five (5) years.

5.5  The obligations contained in this Section shall not apply to:

     (a) disclosures made in accordance with relevant legal procedures, subpoenas, or requirements of laws and regulations or rules of a Qualified Stock Exchange;

     (b) for the purposes of this Contract, within the reasonable scope of disclosure, the Receiving Party's disclosures of information to its employees, directors, consultants, lawyers, auditors, accountants or other staffs appointed by the JV Company in writing; and

     (c)  other disclosures permitted in accordance with this Section.

15.  JOINT VENTURE TERM

5.1 The Joint Venture Term shall commence on the issuance date of the Business Licence and expire on the date fifty (50) years after the issuance of the Business Licence unless extended pursuant to the provisions of Section 15.2.

5.2 Notwithstanding the provisions of Section 15.1, either Party to this Contract may propose an extension of the Joint Venture Term no later than twelve (12) months before expiration of the Joint Venture Term. If such proposal is accepted by the other Party and approved by the Board, then an application for approval to extend the Joint Venture Term shall be submitted to the Approval Authority one hundred and eighty (180) days prior to the expiration date of the Joint Venture Term. Upon such approval being granted, the JV Company shall proceed with registration formalities to extend the Joint Venture Term.

5.3 If the Joint Venture Term is not extended pursuant to this Section, the Parties shall procure that


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     the Board unanimously agree to dissolve the JV Company.

16.  TERMINATION AND DISSOLUTION

5.1  TERMINATION

     Subject to other provisions of this Section, this Contract shall be terminated upon the expiration of the Joint Venture Term, unless extended pursuant to Section 15.2, or terminated in advance according to a written agreement between the Parties or Section 16.2.

5.2  EARLY TERMINATION

     Either Party shall have the right to give written notice to the other Party of its desire to terminate this Contract prior to the expiration of the Joint Venture Term under the following circumstances:

     (a) if the JV Company or the other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

     (b)  if the conditions or consequences of Force Majeure as defined in
          Section 17 prevail for a period in excess of six (6) consecutive complete calendar months and the Parties are unable to find an equitable solution pursuant to Section 17;

     (c) if the Business Licence or any extension or substitution thereof is terminated, cancelled or revoked; or

     (d)  for any other reason provided in this Contract.

5.3  NOTIFICATION PROCEDURE

     Within one (1) month after a Party gives the notice pursuant to Section 16.2, the Parties shall commence negotiations and endeavor to resolve the matter leading to such notice. In the event that the matter is not resolved to the satisfaction of the Parties within one (1) month after commencement of negotiations or either of the Parties refuses to commence negotiations within the period stated above, the notifying Party may give a written notice (the "DISSOLUTION NOTICE") to the other Party of its desire to dissolve the JV Company.

5.4  LIQUIDATION PROCEDURES

16.4.1 The Parties shall procure that the Board unanimously agree to dissolve the JV Company and submit a dissolution application for approval by the Approval Authority if:

     (a) a Dissolution Notice is issued and no resolution is agreed upon by the Parties within thirty (30) days after the issuance of the Dissolution Notice; or

     (b) the Joint Venture Term expires and no extension of the term is agreed upon by the Parties.


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16.4.2 The Board shall appoint a committee (the "LIQUIDATION COMMITTEE") which shall have the power to represent the JV Company in all legal matters. The Liquidation Committee shall value and liquidate the JV Company's assets in accordance with applicable published PRC laws and regulations and the principles set forth therein.

16.4.3 Each Party may appoint directors of the JV Company or professional advisers, such as accountants and lawyers qualified either in China or overseas, to be members of the Liquidation Committee. The number of members of the Liquidation Committee shall be the same as the Board members and the respective right to appoint members of the Liquidation Committee by each Party shall correspond to the respective right of such Party to nominate directors as set forth in Section 8.1.1. One of the members of the Liquidation Committee appointed by Party B shall be its chairman. The Board shall report the formation of the Liquidation Committee to the Approval Authority. The Liquidation Committee may appoint professional advisers to assist in the liquidation. The Liquidation Committee shall make decisions based on unanimous consent.

16.4.4 The Liquidation Committee shall conduct a thorough examination of the JV Company's assets and liabilities, on the basis of which it shall develop a liquidation plan which, if approved by the Board, shall be executed under the Liquidation Committee's supervision.

16.4.5 In developing and executing the liquidation plan, the Liquidation Committee shall use every effort to obtain the highest possible price for the JV Company's assets. Considerations shall be given to sale of the JV Company's assets by public auction open to domestic and foreign bidders with a view towards sales at international market prices.

16.4.6 The liquidation expenses, including remuneration to members of the Liquidation Committee, shall be paid out of the JV Company's assets in priority to the claims of other creditors.

16.4.7 After the liquidation of the JV Company's assets and the settlement of all its outstanding debts, the balance of its assets shall be paid over to the Parties in proportion to their respective contributions to the registered capital of the JV Company.

16.4.8 Following the completion of all liquidation procedures, the Liquidation Committee shall submit a final report approved by the Board to the Approval Authority for approval, submit the Business Licence to the Registration Authority and complete all other formalities for nullifying the JV Company's registration, whereupon this Contract shall be terminated.

5.5  FOREIGN EXCHANGE

     Any and all amounts payable to Party B by the Liquidation Committee pursuant to Section 16.4.7 shall be paid promptly to Party B in foreign exchange which shall be freely remitted out of China. Any expenses related to the conversion of Renminbi to foreign exchange shall be borne by Party B.

5.6  SPECIAL LIQUIDATION

     If the Parties are unable to carry out the above ordinary liquidation procedures, the JV Company


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     shall undertake the special liquidation procedures in accordance with the
     Procedures for Liquidation of Foreign-Investment Enterprises and other relevant laws and regulations.

17.  FORCE MAJEURE

5.1 "FORCE MAJEURE" means all events that are beyond the control of the Parties to this Contract, and which are unforeseen, or if foreseen, unavoidable, and which prevent either Party from performing all or a material part of its obligations. Such events shall include but are not limited to explosions, shipwrecks, acts of nature or fires, floods, sabotage, accidents and any other similar contingency.

5.2 If an event of Force Majeure occurs, to the extent that any contractual obligation of either of the Parties cannot be performed as a result of such an event, such contractual obligation shall be suspended while the Force Majeure subsists and the due date for performance thereof shall be automatically extended, without penalty, for a period equal to such suspension.

5.3 The Party encountering Force Majeure shall promptly inform the other Party in writing and shall furnish appropriate proof of the occurrence and duration of such Force Majeure. The Party encountering Force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

5.4 In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

18.  DISPUTES RESOLUTION

5.1 Any dispute or disagreement arising out of or in connection with this Contract, including any issue regarding the existence, interpretation, validity, termination or performance of this Contract, shall be submitted to and settled by the Hong Kong International Arbitration Centre (the "CENTRE"), applying the UNCITRAL Arbitration Rules then effective. Such Arbitration Rules (including any amendment thereto) shall be deemed as a part of this Contract. The arbitration venue shall be Hong Kong.

5.2 Any award made by the arbitral tribunal of the Centre shall be final and binding on the Parties. Both parties shall execute the award. The refusal of one Party to execute the award authorizes the other Party to apply for enforcement to the courts that have jurisdiction over the issue in accordance with the provisions of applicable laws.

5.3 No arbitration of any dispute or disagreement shall commence unless the Parties have attempted genuinely to settle the same amicably within a period of ninety (90) days after the issuance of a written arbitration notice by one Party to the other, which notice shall describe generally the nature of the dispute.

5.4 The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

5.5 When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to fulfil their respective obligations and shall be entitled to exercise their rights under this Contract.

19.  GOVERNING LAW

     The execution, validity, interpretation and performance of this Contract and the resolution of any of the dispute thereunder shall be governed by the PRC law but, in the event that there is no applicable PRC law governing a particular matter relating to this Contract, generally accepted standards and principles of international law and general international commercial practices shall be applied.

20.  MISCELLANEOUS PROVISIONS

5.1 The failure to exercise or delay in exercising a right or remedy under this Contract shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Contract shall prevent any further exercise of such a right or remedy or the exercise of any other right or remedy.

5.2 This Contract shall become effective when it is approved by the Approval Authority.

5.3  This Contract is written and executed in Chinese.

5.4 The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

5.5 Any notice or other communication provided in this Contract shall be delivered personally or sent by fax as follows:

     (a)  if to Party A, to:

          Address:    No. 2222, West Tian Wei Road, Baoding, Hebei, China

          Fax number: 0312--3230382

          Attention:  Zhang Jicheng

     (b)  if to Party B, to:

          Address:    No.3055, Middle Fu Xing Road, Baoding, Hebei, China

          Fax number: 0312--3151881

          Attention:  Liu Conghui

     or to any other address, fax number or person as either of the Parties may specify by notice in writing to the other.

5.6 In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given:

     (a)  if delivered personally, when delivered to the address referred to in
          Section 20.5;

     (b) if sent by fax, when a confirmation report of transmission is recorded by the sender's facsimile machine;

     (c)  if sent by air mail, ten (10) business days after posting it.

5.7 This Contract constitutes the entire agreement between the Parties relating to the subject matters of this Contract and supersedes all previous agreements.

5.8 If there is any conflict or inconsistency between the provisions of this Contract and the Articles of Association, this Contract shall prevail.

5.9 No variation to this Contract shall be valid unless it is in writing and signed by both Parties or their representatives and approved by the Approval Authority.

5.10 Except as expressly provided in this Contract, the rights and remedies contained in this Contract are cumulative and not exclusive of any rights or remedies provided by law.

5.11 Nothing in this Contract shall be construed as creating a partnership between the Parties or constituting either Party as the agent of the other for any purpose whatsoever and neither of the Parties shall have the authority or power to bind the other or to contract in the name of or create a liability against the other in any way or for any purpose.

5.12 This Contract shall be executed in four (4) originals.

IN WITNESS WHEREOF each of the parties hereto has caused this Contract to be executed by its duly authorized representative on the date first set forth above.

BAODING TIANWEI BAOBIAN ELECRTIC CO., LTD


/s/ Mingjin Yang
-------------------------------------------
Name: Mingjin Yang
Title: General Manager
Nationality: Chinese


YINGLI GREEN ENERGY HOLDING COMPANY LIMITED


/s/ Liansheng Miao
-------------------------------------------
Name: Liansheng Miao
Title: Chairman and Chief Executive Officer
Nationality: Chinese

             SUPPLEMENTAL CONTRACT TO THE JOINT VENTURE CONTRACT OF

              BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.

This Contract is signed on October 10, 2006 in Baoding, Hebei, People's Republic of China

BY AND BETWEEN

(1) BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD. ("PARTY A"), a company limited by shares duly established and validly existing under the laws of the People's Republic of China (the "PRC") and having its legal address at No. 28, Jing Xiu Street, Baoding, Hebei, and its mailing address at No. 2222, West Tian Wei Road, Baoding, Hebei; Tel: 0312-3308511; Fax: 0312-3230382; and

(2) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED ("PARTY B"), a legal person duly established and validly existing under the laws of the Cayman Islands and having its legal address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies, and its mailing address at No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

(Party A and Party B are hereinafter collectively referred to as the "PARTIES" and individually, a "PARTY".)

WHEREAS, as required by its expansion of business capacity, Baoding Tianwei Yingli New Energy Resources Co., Ltd. proposes to increase its registered capital. In accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture Enterprises and other relevant PRC laws and regulations, adhering to the principles of equality and mutual benefit and through friendly consultations, the Parties hereby amend the Joint Venture Contract (the "JV CONTRACT") signed by the Parties on August 25, 2006 to reflect the change of the registered capital.

Unless otherwise defined or specified herein, the terms used in this Contract shall have the same meanings as ascribed to them under the JV Contract.

I.   Section 5 of the JV Contract is amended as follows:

The original Section 5 was:

5.1  Total Investment

     The amount of the total investment of the JV Company is three hundred million Renminbi (RMB300,000,000).

5.2  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is one hundred million Renminbi (RMB100,000,000).

5.3  CONTRIBUTIONS TO REGISTERED CAPITAL

     The registered capital of the JV Company has been fully paid up. Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (c) Party A subscribed for forty-nine million Renminbi (RMB49,000,000), corresponding to 49% of the equity interest in the JV Company.

     (d) Party B subscribed for fifty-one million Renminbi (RMB51,000,000) in equivalent U.S. Dollars, corresponding to 51% of the equity interest in the JV Company.

     As agreed upon by both Parties, if Party B fails to complete its initial pubic offering and list its shares on a Qualified Stock Exchange, the Parties shall re-negotiate the percentages of equity interest they hold in the JV Company.

NOW IT IS AMENDED AS FOLLOWS:

5.4  TOTAL INVESTMENT

     The amount of the total investment of the JV Company is six hundred million Renminbi (RMB600,000,000).

5.5  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is two hundred and thirty million nine hundred and forty thousand Renminbi (RMB230,940,000).

5.6  CONTRIBUTIONS TO REGISTERED CAPITAL

     The registered capital of the JV Company has been fully paid up. Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (e) Party A subscribed for forty-nine million Renminbi (RMB49,000,000), corresponding to 46.02% of the equity interest in the JV Company.

     (f) Party B subscribed for one hundred and eighty-one million nine hundred and forty thousand Renminbi (RMB181,940,000) in equivalent U.S. Dollars, corresponding to 53.98% of the equity interest in the JV Company.

     As agreed upon by both Parties, if Party B fails to complete its initial pubic offering and list its shares on a Qualified Stock Exchange, the Parties shall re-negotiate the percentages of equity interest they hold in the JV Company.

II.  The following provision is added to Section 6 of the JV Contract:

6.1.4 Notwithstanding the above provisions, the Parties agree that neither Party shall transfer all or any part of the equity interest held by such Party in the registered capital of the JV Company to any third party that is engaged in a competing business with the JV Company.

III. This Contract shall become effective after it is signed by authorized representatives of both

     Parties and approved by the Approval Authority.

IV.  This Contract shall be executed in four (4) originals.

                    [Space below is intentionally left blank]

IN WITNESS WHEREOF each of the parties hereto has caused this Contract to be executed by its duly authorized representative on the date first set forth above.

BAODING TIANWEI BAOBIAN ELECRTIC CO., LTD


/s/ Qiang Ding
-------------------------------------------
Name: Qiang Ding
Title: Chairman
Nationality: Chinese


YINGLI GREEN ENERGY HOLDING COMPANY LIMITED


/s/ Liansheng Miao
-------------------------------------------
Name: Liansheng Miao
Title: Chairman and Chief Executive Officer
Nationality: Chinese

           SUPPLEMENTAL CONTRACT NO.2 TO THE JOINT VENTURE CONTRACT OF

              BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.

This Contract is signed on November 13, 2006 in Baoding, Hebei, People's Republic of China

BY AND BETWEEN

(1) BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD. ("PARTY A"), a company limited by shares duly established and validly existing under the laws of the People's Republic of China (the "PRC") and having its legal address at No. 28, Jing Xiu Street, Baoding, Hebei, and its mailing address at No. 2222, West Tian Wei Road, Baoding, Hebei; Tel: 0312-3308511; Fax: 0312-3230382; and

(2) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED ("PARTY B"), a legal person duly established and validly existing under the laws of the Cayman Islands and having its legal address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies, and its mailing address at No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

(Party A and Party B are hereinafter collectively referred to as the "PARTIES" and individually, a "PARTY".)

WHEREAS, as required by its expansion of business capacity, Baoding Tianwei Yingli New Energy Resources Co., Ltd. proposes to increase its registered capital. In accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture Enterprises and other relevant PRC laws and regulations, adhering to the principles of equality and mutual benefit and through friendly consultations, the Parties hereby amend the Joint Venture Contract and the Supplemental Contract to the Joint Venture Contract (collectively, the "JV CONTRACT") signed by the Parties on August 25, 2006 and October 10, 2006, respectively, to reflect the change of the registered capital.

WHEREAS, through further consultation, the Parties agree to terminate the Supplemental Contract No. 2 to the Joint Venture Contract signed by the Parties on October 25, 2006 and sign this Supplemental Contract No. 2 to the Joint Venture Contract.

Unless otherwise defined or specified herein, the terms used in this Contract shall have the same meanings as ascribed to them under the JV Contract.

I.   Section 5 of the JV Contract is hereby amended as follows:

5.1  Total Investment

     The amount of the total investment of the JV Company is one billion three hundred and fifty million Renminbi (RMB1,350,000,000).

5.2  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is seven hundred and fifteen million seven hundred and eighty thousand Renminbi
     (RMB715,780,000).

5.3  CONTRIBUTIONS TO REGISTERED CAPITAL

     Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (g) Party A subscribes for forty-nine million Renminbi (RMB49,000,000), corresponding to 37.87% of the equity interest in the JV Company.

     (h) Party B subscribes for six hundred and sixty-six million seven hundred and eighty thousand Renminbi (RMB666,780,000) in equivalent U.S. Dollars, corresponding to 62.13% of the equity interest in the JV Company.

     The Parties have contributed two hundred and thirty million nine hundred and forty thousand Renminbi (RMB230,940,000) to the registered capital and the remaining registered capital of four hundred and eighty-four million eight hundred and forty thousand Renminbi (RMB484,840,000) shall be contributed by Party B. Party B shall make full contribution to the above registered capital that it is required to actually contribute to within thirty (30) days after the approval of this Supplemental Contract by the Approval Authority.

     As agreed upon by both Parties, if Party B fails to complete its initial pubic offering and list its shares on a Qualified Stock Exchange, the Parties shall re-negotiate the percentages of equity interest they hold in the JV Company.

II. This Contract shall replace the Supplemental Contract No.2 signed by the Parties on October 25, 2006.

V. This Contract shall become effective after it is signed by authorized representatives of both Parties and approved by the Approval Authority.

VI.  This Contract shall be executed in four (4) originals.

                    [Space below is intentionally left blank]

IN WITNESS WHEREOF each of the parties hereto has caused this Contract to be executed by its duly authorised representative on November 13, 2006.

BAODING TIANWEI BAOBIAN ELECRTIC CO., LTD


/s/ Qiang Ding
-------------------------------------------
Name: Qiang Ding
Title: Chairman
Nationality: Chinese


YINGLI GREEN ENERGY HOLDING COMPANY LIMITED


/s/ Liansheng Miao
-------------------------------------------
Name: Liansheng Miao
Title: Chairman and Chief Executive Officer
Nationality: Chinese

          SUPPLEMENTAL CONTRACT NO. 3 TO THE JOINT VENTURE CONTRACT OF

              BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.

This Contract is signed on December 18, 2006 in Baoding, Hebei, People's Republic of China

BY AND BETWEEN

(1) BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD. ("PARTY A"), a company limited by shares duly established and validly existing under the laws of the People's Republic of China (the "PRC"), with its correspondence address at No. 28, Jing Xiu Street, Baoding, Hebei, and its mailing address at No. 2222, West Tian Wei Road, Baoding, Hebei; Tel: 0312-3308511; Fax:
     0312-3230382.

(2) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED ("PARTY B"), a legal person duly established and validly existing under the laws of the Cayman Islands and having its legal address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies, with its correspondence address at No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

(Party A and Party B are hereinafter collectively referred to as the "PARTIES" and individually, a "PARTY".)

WHEREAS, as required by the expansion of its business capacity, Baoding Tianwei Yingli New Energy Resources Co., Ltd. (the "JV COMPANY") proposes to increase its registered capital;

WHEREAS, Party B will enter into a Term Loan Agreement ("LOAN AGREEMENT") with the JV Company pursuant to which Party B will extend a loan to the JV Company at the amount of USD seventy eight million four hundred thousand (US$78,400,000) and with a term of eighteen months;

In accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture Enterprises and other relevant PRC laws and regulations, adhering to the principles of equality and mutual benefit and through friendly consultations, the Parties hereby amend the Joint Venture Contract, the Supplemental Contract to the Joint Venture Contract, and the Supplemental Contract No.2 to the Joint Venture Contract (collectively, the "JV CONTRACT") signed by the Parties on August 25, 2006, October 10, 2006, and November 13, 2006, respectively, to reflect the change of the registered capital.

Unless otherwise defined or specified herein, the terms used in this Contract shall have the same meanings as ascribed to them under the JV Contract.

I.   Section 5 of the JV Contract is hereby amended as follows:

5.1  TOTAL INVESTMENT

     The amount of the total investment of the JV Company is four billion seventy-five million eight hundred thousand Renminbi (RMB4,075,800,000).

5.2  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is one billion six hundred and twenty four million three hundred and eighty thousand Renminbi (RMB1,624,380,000).

5.3  CONTRIBUTIONS TO REGISTERED CAPITAL

     Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (i) Party A subscribes for forty-nine million Renminbi (RMB49,000,000), corresponding to 29.89% of the equity interest in the JV Company.

     (j) Party B subscribes for one billion five hundred and seventy-five million three hundred and eighty thousand Renminbi (RMB1,575,380,000) in equivalent U.S. Dollars, corresponding to 70.11% of the equity interest in the JV Company.

     The Parties have contributed seven hundred and fifteen million seven hundred and eighty thousand Renminbi (RMB715,780,000) to the registered capital and the remaining registered capital of nine hundred and eight million six hundred thousand Renminbi (RMB908,600,000) shall be contributed by Party B.

     Both Parties agree that Party B shall contribute to the JV Company nine hundred and eight million six hundred thousand Renminbi in equivalent US dollars (the "CAPITAL CONTRIBUTION") within thirty (30) days after the approval of this Contract by the Approval Authority. Both Parties further agree that, after the approval is obtained from the foreign exchange administrative authority, all of the loan principal and its accrued interests (if any) provided by Party B for the JV Company under the Loan Agreement shall be converted in equivalent amount into the registered capital of the

     JV Company contributed by Party B, and shall be deemed as part of Party B's Capital Contribution.

     As agreed upon by both Parties, if Party B fails to complete its initial pubic offering and list its shares on a Qualified Stock Exchange, the Parties shall re-negotiate the percentages of equity interest they hold in the JV Company.

II.  Section 8.1.1 of the JV Contract is hereby amended as follows:

8.1.1 The Board of Director shall consist of nine (9) directors, of whom three
     (3) shall be appointed by Party A and six (6) shall be appointed by Party B, the Parties shall notify the Board promptly if any of their appointed directors are being dismissed or changed.

III. All other articles and sections of the JV Contract shall remain unchanged.

IV. This Contract shall be executed in four (4) originals, and shall be after they are signed by authorized representatives of both Parties and approved by the Approval Authority.

                    [SPACE BELOW IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF each of the parties hereto has caused this Contract to be executed by its duly authorised representative on December 18, 2006.

BAODING TIANWEI BAOBIAN ELECRTIC CO., LTD


/s/ Qiang Ding
-------------------------------------------
Name: Qiang Ding
Title: Chairman
Nationality: Chinese


YINGLI GREEN ENERGY HOLDING COMPANY LIMITED


/s/ Liansheng Miao
-------------------------------------------
Name: Liansheng Miao
Title: Chairman and Chief Executive Officer
Nationality: Chinese